* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

License And Engineering Services Agreement
Between ParkerVision and [*]

This Agreement (“Agreement”) is entered into and made effective as of December 21, 2007 (the “Effective Date”) by and between [*] and ParkerVision, Inc., a Florida corporation with offices at 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256 (“ParkerVision”).

Recitals

WHEREAS, ParkerVision has developed and patented technology that is designed to address certain limitations in applying traditional approaches to RF transmission, reception, and power amplification, and

WHEREAS, [*] desires to license from ParkerVision, and ParkerVision desires to license to [*], such technology, pursuant to the terms and conditions of this Agreement,

WHEREAS, [*] also desires to have ParkerVision provide, and ParkerVision desires to provide, engineering services to [*] with respect to the development by [*] of a product based on such technology, pursuant to the terms and conditions of this Agreement, and

WHEREAS, [*] and ParkerVision intend to work together to establish the economic feasibility and marketability as a practical matter for [*] of the unique and innovative technology that ParkerVision has conceived and developed and is continuing to develop;

NOW, THEREFORE, in consideration of the foregoing premises and of the performance of the mutual covenants herein, the parties agree as follows:

1. DEFINITIONS

1.1 [*].

1.2 “Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with, as appropriate, ParkerVision or [*]. For purposes of this definition, “control” means beneficial ownership of (i) more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); or (ii) such lesser percentage as is the maximum control or ownership right permitted in the country where the subject entity exists.

1.3 “Chipset” means a chip or a group of chips designed to work as a unit to perform a function. For example, a modem chipset contains all the primary circuits for modulating and demodulating a signal.

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1.4 “Confidential Information” has the meaning set forth in Section 12.1.

1.5 “d2d Technology” means Technology developed by ParkerVision that is designed to address certain limitations in applying the currently widely used approaches to RF reception.

1.6 “d2p Technology” means Technology developed by ParkerVision that is designed to address certain limitations in applying the currently widely used approaches to RF transmission and power amplification.

1.7 “Development Tools” means the ParkerVision development tools described in the Statement of Work.

1.8  “Implementation Technology” means any Technology for incorporating or embodying the ParkerVision RF Communications Technology into a semiconductor device, wireless system or other product which is not based on the ParkerVision RF Communications Technology and does not require knowledge of the ParkerVision RF Communications Technology.  [*].

1.9 “Improvements to ParkerVision RF Communications Technology” means any modifications, enhancements and improvements to the ParkerVision RF Communications Technology, other than Implementation Technology.

1.10 “Intellectual Property Rights” means patents, certificates of invention, utility models, design rights and similar invention rights, copyrights, trade secret rights, mask work rights, and any other intangible property or proprietary rights (other than trademarks, trade names, service marks and trade dress rights) recognized anywhere in the world under any state or national statute or treaty or common law right, including without limitation all applications and registrations with respect to any of the foregoing.

1.11 “Licensed Patents” means:

1.11.1 the issued patents listed in Exhibit B hereto;

1.11.2 any and all patent(s) that may issue to ParkerVision or its Affiliates based upon the United States patent application(s) listed in Exhibit B hereto;

1.11.3 any and all patent(s) that may issue to ParkerVision or its Affiliates based upon the international patent application(s) listed in Exhibit B hereto;

1.11.4 [*].

1.11.5 [*].

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1.11.6 all continuations, divisionals, reissues, reexaminations, and substitutions (“Continuations”) that may issue from any of the foregoing based on the subject matter disclosed in any of the foregoing, provided that such Continuations have Patent Claims covering the Licensed Technology.

ParkerVision shall not sell, assign or transfer any patent application to any person or entity, other than an Affiliate, for the purpose of avoiding patents issuing on such application from becoming a “Licensed Patent”. Any sale or disposition of the Licensed Patents shall be subject to the licenses granted under this Agreement.

1.12 “Licensed Process” means any process or method claimed in or practiced by any of the Licensed Patents or described in any of the Licensed Technology.

1.13 “Licensed Product” means Tx Licensed Product, Rx Licensed Product and Tx/Rx Licensed Product.

1.13.1 “Rx Licensed Product” means a Chipset that incorporates or is based on any or all of the Licensed Technology, but does not include d2p Technology, and does include [.]

1.13.2 “Tx Licensed Product” means a Chipset that incorporates or is based on any or all of the Licensed Technology, but does not include d2d Technology, and does include [*].

1.13.3 “Tx/Rx Licensed Product” means a Chipset that incorporates or is based on any or all of the Licensed Technology and contains both d2p Technology and d2d Technology, and includes all of the functional elements named in the definitions of both Rx Licensed Products and Tx Licensed Products.

1.14 “Licensed Technology” means the d2p Technology and d2d Technology as they exist as of the Effective Date, as well as any ParkerVision RF Communications Technology, Improvements to ParkerVision RF Communications Technology, and Implementation Technology, which is owned by ParkerVision and delivered by ParkerVision to [*] under a Statement of Work.

1.15 “Net Sales” means the gross revenue invoiced by [*] or any of its Affiliates based upon any Sales of the Licensed Products to unaffiliated third parties, less [*], in each case to the extent separately stated on the invoice. No other costs incurred in the manufacture, sale, distribution, or exploitation of the Licensed Products shall be deducted from gross revenue in the calculation of Net Sales. In the case of sales or other commercial distributions between [*] and its Affiliates or between Affiliates of [*], Net Sales shall be calculated on the basis of (i) in the case of a Licensed Product that is Sold by an Affiliate to an unaffiliated third party, the then Net Sales shall be calculated on the basis of that sale, and (ii) if a Licensed Product is Sold only to an Affiliate and not further Sold to an unaffiliated third party, then Net Sales shall be calculated on the basis of the most recent previous sale by [*] to an unaffiliated third party.

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1.16 “New Physical Layer" means any physical layer that is not a Preexisting [*] Physical Layer.

1.17 “Open Source License Terms” means terms in any license for software which require, as a condition of use, modification and/or distribution of such software or other software incorporated into, incorporating, derived from or distributed with such software (a “Work”), any of the following:

(a) the making available of source code, object code, or design information regarding the Work;

(b) the granting of permission for creating derivative works regarding the Work; or

(c) the granting of a license to any party under any Intellectual Property Rights in or to the Work.

By means of example and without limitation, the following licenses and distribution models have Open Source License Terms: the GNU General Public License (GPL), the GNU Lesser or Library GPL (LGPL), Mozilla Public License (MPL), or any similar open source, free software or community licenses.

1.18 “ParkerVision RF Communications Technology” means the ParkerVision Technology delivered by ParkerVision to [*] under a Statement of Work and consisting of either d2p Technology, d2d Technology, or both d2p Technology and d2d Technology.

1.19 “ParkerVision Software” means any software included within the definition of Licensed Technology or developed on behalf of [*] pursuant to any SOW, including without limitation the ParkerVision RF Communications Technology software engine and any software included within the Development Tools.

1.20 “Patent Claim” shall have the meaning given to such term under the applicable laws of a patent office or jurisdiction and, for purposes of clarification, refers to a portion of a patent or patent application that defines the scope of protection for an invention.

1.21 “Preexisting [*] Physical Layer” means the physical layer of any Preexisting [*] Standard.

1.22 “Preexisting [*] Standards” shall mean each and all of the wireless communication standards administered by and/or compliant with regulations issued by [*].

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1.23 “Sell” means sell, lease, license or otherwise distribute, provided that Sell does not include (a) transfer of up to [*] free units per customer for demonstration and testing purposes or (b) transfers between Affiliates for non-commercial purposes.

1.24 “SOW” means a Statement of Work containing the tasks, deliverables, target delivery dates and payments set forth in Exhibit A (including Exhibit A-1 and Exhibit A-2) attached hereto, as such SOW may be modified on mutual written agreement. There may, but not necessarily will, be additional sequentially numbered SOWs (e.g., A-3, A-4, etc.) entered into by the parties under this Agreement.

1.25 “Technology” shall mean any and all of the following (i) works of authorship including computer programs, whether in source code or and executable code form, architecture and documentation, (ii) inventions (whether or not patentable), discoveries and improvements, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) methods and processes, and (vi) devices, prototypes, designs and schematics; (vii) simulations and analysis related to the foregoing.

1.26 “Update" means each and every standard which operates using substantially the same physical layer as a Preexisting [*] Physical Layer.  This definition is independent of the organization that administers and governs the standard, and independent of any name given to such standard.  For purposes of clarification of the foregoing, any specification that operates using substantially the same physical layer as a Preexisting [*] Physical Layer shall be an Update, regardless of whether the mode of operation has been renamed, and regardless of whether it has been merged in text with other standards.  Not withstanding the foregoing, a specification that operates using a New Physical Layer is not an Update, even if included in the same document with an Update, or bearing the name of another standard or otherwise characterized as an Update.  The determination of whether a particular standard is an Update turns solely on whether the new specification operates using a Preexisting [*] Physical Layer or New Physical Layer, (with the former being an Update and the latter not being an Update) and is independent of the nomenclature applied to, or organization of the standards text.

1.27 “Vector Synthesis Engine” means the portion of the ParkerVision Software consisting of logic implemented in digital gates that transform baseband I/Q data vectors into proprietary control and baseband signals for the purpose of operating the d2p RF IC such that the RF IC creates at the RF output amplitude and phase modulated RF waveforms.

1.28 [*].

1.29 [*].

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2. ENGINEERING SERVICES AND ACCEPTANCE

2.1 Engineering Services.

2.1.1 Obligations. Subject to the terms and conditions set forth in each SOW, ParkerVision shall use commercially reasonable efforts to provide the engineering services specified in the SOW to [*] for the development of a Licensed Product. [*] shall use commercially reasonable efforts to fulfill its obligations under each SOW and those additional tasks that are necessary and/or appropriate to and reasonably required to be performed by [*] given the relationship of the parties in order to further develop the Licensed Product into production release.

2.1.2 Deliverables. Subject to the terms and conditions set forth in each SOW, deliverables to be provided by ParkerVision are set forth in the SOW and include a description of the technical approach selected for implementing the Licensed Product, a development program plan identifying program tasks, responsibilities, and schedules, the completion of development tasks, and the delivery of the Development Tools. In addition, pursuant to the terms and conditions set forth in any SOW, [*] may provide certain testing equipment to ParkerVision.

2.1.3 Deliverables.

2.1.3.1. Acceptance. Upon successful completion of, and closure of action items from the review of the final deliverable in each SOW (the “Final Deliverable”), [*] shall accept such Final Deliverable provided that if [*] reasonably determines after its own testing with such assistance as is reasonably required from ParkerVision, that the Final Deliverable comply in all material respects with the Final Deliverable requirements set forth in the SOW. If within forty five (45) working days of such review, [*] fails to provide ParkerVision with either written notice of acceptance or written notice of rejection of the Final Deliverable, [*] will be deemed to have accepted such Final Deliverable.

2.1.3.2. Rejection. If [*] rejects, in good faith, the Final Deliverable specified in the SOW after [*] to correct by ParkerVision made within mutually agreeable time periods, then [*] may, at its sole option, pursue any of the following options upon provision of written notice to ParkerVision:

(i) [*];

(ii) [*].

The parties acknowledge and agree that: (a)  [*], in its sole and complete discretion, may elect to chose either or both of the foregoing remedies as well as all other remedies to which it is entitled hereunder; (b) that ParkerVision shall [*]. Notwithstanding the foregoing and regardless of the reason therefor, [*].

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2.2 Exchange of Deliverables. Each party shall provide to the other party one (1) copy of any deliverables specified in each SOW to be delivered by such party, unless otherwise specified in the SOW.

2.3 Project Managers. Each party shall appoint one (1) project manager who will act as a liaison with the other party for the term of this Agreement.

3. DEVELOPMENT TOOLS AND DEVELOPMENT LICENSE

3.1 Software.

3.1.1 License Grant. ParkerVision hereby grants [*] a [*] license to use and reproduce the ParkerVision Software as may be reasonably necessary for [*] to incorporate such ParkerVision Software into one or more Licensed Products that [*], in its sole and complete discretion but subject to the terms and conditions hereof, deems appropriate. [*] shall have the right to sublicense to customers the right to use solely those portions of ParkerVision Software delivered under each SOW that are necessary for the customer to use Licensed Products; provided that in no event shall the foregoing right to sublicense include the Vector Synthesis Engine; provided, further that any such sublicense shall be granted pursuant to the same terms and conditions (including, by way of example, confidentiality provisions and prohibitions on reverse engineering) that apply to [*] software in similar circumstances.

3.1.2 No Reverse Engineering. With respect to any third party software provided with the ParkerVision Software, [*] shall not (a) modify, translate, reverse engineer, decompile, disassemble or otherwise attempt (i) to defeat, avoid, bypass, remove, deactivate or otherwise circumvent any software protection mechanisms in such third party software, including without limitation any such mechanism used to restrict or control the functionality of such third party software, or (ii) to derive the source code or the underlying ideas, algorithms, structure or organization from such third party software; or (b) alter, adapt, modify or translate such third party software in any way for any purpose, including without limitation error correction. Further, [*] shall not distribute, rent, loan, lease, transfer or grant any rights in the ParkerVision Software or modifications thereof in any form to any person or entity for any purpose inconsistent with the terms hereof.

3.2 [*]. Upon [*] request, ParkerVision agrees to provide to [*] pursuant to mutually agreeable terms and conditions [*] as described in each SOW, and, in addition, [*] may provide pursuant to mutually agreeable terms and conditions certain [*]. Each party agrees to use items delivered to it by the other party solely for the purposes consistent with this Agreement, agrees not to dispose of items delivered to it by the other party hereunder and/or pursuant to any SOW (by sale, transfer or otherwise) without the prior written consent of the delivering party, and agrees not to disclose or use such items in any manner inconsistent with the limitations imposed upon such use and disclosure by the party delivering the item. Shipment of the [*] shall be F.O.B. ParkerVision’s facility or such other terms as stated in the relevant SOW. The risk shall pass in accordance with the terms of sale.

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4. SUPPORT

After completion of each party’s tasks specified in each SOW and acceptance by [*] of [*] under the SOW (if [*] does in fact accept such deliverable), ParkerVision shall provide to [*] reasonable support with respect to the use, functioning and implementation of the ParkerVision RF Communications Technology into a Licensed Product as [*] may request from time to time, subject to the reasonable availability of ParkerVision personnel and resources.

5. OWNERSHIP

5.1 ParkerVision.

5.1.1 Subject to the license granted herein, ParkerVision retains all right, title and interest in and to the ParkerVision RF Communications Technology developed prior to, or outside the scope of, this Agreement, and in and to any Improvements to ParkerVision RF Communications Technology and Implementation Technology that may be made, invented, authored, developed or otherwise created solely by ParkerVision or its employees under this Agreement.

5.1.2 [*].

5.2 [*].

5.2.1 [*].

5.2.2 [*].

5.2.3 [*].

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6. GRANT OF LICENSES

6.1 Licensed Patents and Licensed Technology.

6.1.1 Grant. Subject to the terms and conditions of this Agreement, ParkerVision grants to [*], a [*] license (with no right to sublicense), under the Licensed Patents and any copyrights, trade secrets and mask work rights (recognized anywhere in the world under any state or national statute or treaty or common law right, including without limitation all applications and registrations with respect to any of the foregoing) in and to the Licensed Technology owned or licensable by ParkerVision, to use, modify, reproduce [*] (except as set forth below) of the Licensed Technology in order to develop Licensed Products or to have any third party, subject to the provisions hereof, perform any or all of the foregoing for [*], and to make, have made, use, sell, offer for sale and import Licensed Products; and to practice any Licensed Process involved in the manufacture or use thereof.

6.1.2 Have Made Rights. [*] understands and acknowledges that the “have made” rights granted in Section 6.1.1 extend only to Licensed Products that are made by a third party for the use, sale, offer for sale and/or import by or on behalf of [*] and (A) for which the Licensed Product will be branded by [*], or any Affiliate of [*], or (B) where (whether branded by [*] or not) both (i) the designs, specifications and working drawings for the manufacture of the Licensed Product to be manufactured by that third party are furnished by [*] and (ii) such designs, specifications and working drawings are in sufficient detail that no material additional design work is required by the third party, other than adaptation to the production processes and standards normally used by that third party, provided such adaptation only changes the characteristics of such Licensed Products to an extent that is not material. Upon written request from ParkerVision, [*] shall promptly inform ParkerVision in writing whether and to what extent any manufacturer identified by ParkerVision is operating under the Licensed Patents pursuant to [*]'s “have made” rights granted under Section 6.1.1 subject to [*].

6.2 No Other Licenses. Except as expressly set forth in Sections 3.1.1 or this Section 6 or Section 7, no license or other right is granted herein by either party to the other party, directly or by implication, estoppel or otherwise, and no such license or other right will arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation.

6.3 [*].

6.3.1 [*].

6.3.2 [*].

7. [*]

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8. PATENTS

ParkerVision hereby represents that the issued patents and patent applications listed on Exhibit B include all issued patents and patent applications owned by ParkerVision and its Affiliates as of the Effective Date that have Patent Claims covering the Licensed Technology.

9. PUBLIC ANNOUNCEMENT

9.1  Consent Required. Neither party shall make any public announcement about this Agreement without the prior, written consent of the other party, which consent shall not be unreasonably withheld or delayed. The parties agree that it shall not be deemed to be unreasonable for [*] to withhold consent to any public announcement that identifies [*] if [*] believes that identification of [*] would [*].

9.2 Exception. Notwithstanding the foregoing, either of the parties may at any time make announcements which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as such party so required to make the announcement, promptly upon learning of such requirement, notifies the other party of such requirement and discusses with the other party in good faith the exact wording of any such announcement.

9.3 Indemnity. ParkerVision shall, at its expense, defend, indemnify and hold [*] harmless from and against any claims or allegations that [*]. [*] shall promptly notify ParkerVision of any claim or allegation under this Section 9.3, give ParkerVision the sole right to control the defense or settlement thereof, and give ParkerVision reasonable cooperation and assistance in connection therewith. ParkerVision shall not settle any claim that requires [*] to admit any liability or pay any money without [*]’s prior written consent. ParkerVision shall not be responsible for any costs or expenses incurred without its prior written consent.

10. FEES AND PAYMENT

10.1 Engineering Services.

10.1.1 Support. For support services provided to [*] pursuant to Section 4 of this Agreement, [*] agrees to pay ParkerVision [*]. All Support fees are due within sixty (60) days of invoice date.

10.1.2 [*]. The price for the [*], if any, is as specified in the SOW. Payment is due within sixty (60) days of the invoice date.

10.2 Royalties.

10.2.1 [*] shall pay ParkerVision royalties [*] of Licensed Products Sold as follows:

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10.2.1.1. For Rx Licensed Products and Tx Licensed Products, [*] will pay royalties [*].

10.2.1.2. For Tx/Rx Licensed Products, [*] will pay royalties [*].

10.2.2 [*]

10.2.2.1. [*].

10.2.2.2. [*].

10.2.3 [*] shall pay ParkerVision a non-refundable pre-paid royalties in the amount of [*], which amount shall be due and payable in full within sixty (60) days of the Sale of the [*] unit of Licensed Products. This prepaid royalty payment constitutes advance payment of the royalties set forth in this Section and will reduce [*]’s obligation to pay therefore on a dollar for dollar basis.

10.2.4 [*].

10.2.5 When Royalties Become Payable. Royalties shall be calculated and paid for each calendar quarter with respect to Net Sales during that calendar quarter, less Net Sales for Licensed Products returned to [*] for which (i) [*] refunded the purchase price and (ii) a royalty was previously paid by [*] to ParkerVision. Royalties due by [*] for each calendar quarter shall be reported to ParkerVision within forty-five (45) days following the end of each calendar quarter and shall be accompanied by the reports described in Section 11 below, and the payment of such royalties shall be sixty (60) calendar days after the end of each calendar quarter. In no event will [*] be entitled to any refund of any royalties previously paid.

10.2.6 Payment Terms. All payments made hereunder shall be in United States Dollars and may be made, at ParkerVision’s option as conveyed to [*] in no less than ten (10) calendar days prior to the date of payment, by wire transfer or check. Royalties based on sales in other currencies shall be converted to United States Dollars according to the official rate of exchange for that currency, as published in any credible and widely used reference source, including, without limitation, the official government bank of the nation in which the denominated sales were made [*], the Wall Street Journal, Yahoo Financial, or other, similar publication on the last day of the calendar month in which the royalty accrued (or, if not published on that day, the last publication day for the Wall Street Journal during that month).

10.3 Late Payment Charges. [*] shall pay ParkerVision a late fee on all amounts not paid by the date due set forth herein equal to [*].

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10.4 Taxes. All payments by [*] shall be made free and clear of, and without reduction for, any and all taxes, including, without limitation, sales, use, property, license, value added, excise, franchise, income, withholding or similar taxes, other than such taxes which are imposed by any government or any political subdivision thereof based on the net income of ParkerVision. Any such taxes which are otherwise imposed on payments to ParkerVision shall be the sole responsibility of [*]. [*] shall provide ParkerVision with copies of official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by ParkerVision to establish that such taxes have been paid.

11. REPORTS AND AUDIT

11.1 Records and Royalty Reports. [*] shall keep accurate records of its operations respecting the Sale, of the Licensed Products by [*] to the extent necessary (i) for the royalties payable hereunder to be determined, or (ii) to inform ParkerVision of all Licensed Products Sold, or otherwise distributed by [*], including without limitation for testing, qualifications and evaluation purposes, for a period of no less than five (5) years after such records are generated. Such records shall include, without limitation, records of the quantity of such Licensed Products. [*] shall prepare quarterly written reports of the same, disclosing the quantity of such Licensed Products Sold, or otherwise distributed by [*] and showing the amount of royalties due for such quarter, and shall submit such reports to ParkerVision within [*] after the end of each quarter of a calendar year in which sales subject to the royalty provided for in Section 10, above are made.

11.2 Audit. Upon at least [*] advance, written notice and no more frequently than once per calendar year, ParkerVision shall have the right, at its own expense, to examine such records through an independent representative during [*]'s ordinary business hours to the extent reasonably necessary to confirm or correct such reports. Such inspections shall be made by an international auditing firm that does not and has not for the past three (3) years provide other accounting or financial services to ParkerVision, which representative may furnish to ParkerVision only its conclusions as to the accuracy of such reports, as to any discrepancies therein, and as to any adjustment necessary to be made to provide for payment of the proper amount of royalties, but not any other information of [*] gleaned in the course of such audit. ParkerVision shall identify the international auditing firm in advance of the audit in writing, and [*] shall approve the international auditing firm in advance, which approval shall not be unreasonably withheld and shall be granted in any event if the international auditing firm meets the criteria set forth above. In addition, as a condition to being granted any access to [*]'s record, such international auditing firm shall, on its own behalf and on behalf of all of its agents, execute a nondisclosure agreement reasonably acceptable to [*]. In the event that any examination by such mutually agreed upon international auditing firm reveals that [*] has underpaid royalties due to ParkerVision by [*] or more which underpayment is in excess of [*], then [*] shall reimburse ParkerVision for the reasonable cost of such audit. [*] shall further promptly pay to ParkerVision any additional royalties due after the receipt of written notice by ParkerVision of [*]’s underpayment. With respect to any underpayments more than [*] old, [*] agrees to pay interest on such underpayments at the lowest rate that [*] is currently paying, or has most recently paid, for a loan from a commercial bank as of the date the audit reveals such underpayment. All information disclosed under this Section 11.2 shall be deemed [*] Confidential Information and shall be used for the sole purpose of verifying proper reporting of Licensed Products and proper payment of royalties. The auditors shall not spend more than [*] in [*]'s premises unless it is not reasonably possible to complete the audit within such time period, in which case the auditors may remain in [*]'s premises only for such period of time as is reasonably necessary to complete their work.

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11.3 Maintenance of Records. [*] shall maintain all records relating to the sale, lease or other distribution of the Licensed Products during the term of this Agreement for a period of five years after the termination of this Agreement, after which [*] shall have no obligation to maintain, and ParkerVision shall have no right to inspect, any such records.

12. CONFIDENTIAL INFORMATION

12.1 “Confidential Information” means, with respect to either party, any confidential business or technical information, including know-how, whether or not patentable or copyrightable, that the disclosing party identifies as confidential or proprietary at the time it is disclosed or delivered to the receiving party. The ParkerVision RF Communications Technology, the Licensed Technology and the contents of any unpublished Licensed Patents and patent applications listed in Exhibit B shall in any event be deemed the Confidential Information of ParkerVision. Further, any [*] shall be deemed the Confidential Information of the developing party and except as otherwise set forth in this Agreement, such party shall have no obligation to disclose such [*] to the other party.

12.2 Exceptions. Confidential Information does not include any information that the receiving party can demonstrate by written records: (a) was known to the receiving party prior to its disclosure hereunder by the disclosing party; (b) is independently developed by the receiving party; (c) is or becomes publicly known through no wrongful act of the receiving party; (d) has been rightfully received from a third party whom the receiving party has reasonable grounds to believe is authorized to make such disclosure without restriction; or (e) has been approved for public release by the disclosing party’s prior written authorization. Each party may disclose any Confidential Information as required to be produced or disclosed pursuant to applicable law, regulation or court order, provided that the receiving party provides prompt advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure. In addition, each party may disclose the existence and terms of this Agreement in confidence in connection with [*]or [*], or to the extent required by law in connection with a public offering of such party’s securities pursuant to Section 9.

12.3 Non-Disclosure and Non-Use. Each party will: (i) not use any Confidential Information of the other party except in the performance of the Engineering Services Agreement or as permitted by this Agreement; (ii) not disclose any such Confidential Information to any person or entity other than its own employees, consultants and contractors who have a need to know and who have executed in advance of receiving such Confidential Information a suitable nondisclosure and restricted use agreement that comports with the applicable provisions of this Agreement; (iii) not disclose any source code of the ParkerVision Software (other than source code of driver software) to any third party, including without limitation, consultants or contractors of [*], other than independent contractors of [*] retained directly by [*] or through a staffing or temporary agency, who have been issued a [*] personnel badge in accordance with [*]’s standard human-resource practices and who predominately work on-site at [*]’s facilities, and provided any such disclosure is strictly in accordance with Section 12.3(ii) above; and (iv) use all reasonable efforts to keep such Confidential Information strictly confidential. Each party will use reasonable efforts to enforce such nondisclosure and restricted use agreements.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

13. PATENT MARKING

[*] agrees to mark the documentation associated with the Licensed Products with the number(s) of the Licensed Patent(s) covering such Licensed Products and with “Patent Pending” (along with a listing of the relevant patent application numbers) if any patent applications relating to such Licensed Products are pending before the United States Patent and Trademark Office or the patent office of a foreign country, as applicable, as such Licensed Patent number(s) and reasonable guidelines for use are provided by ParkerVision to [*] for this purpose and updated from time to time.

14. TERM

This Agreement shall commence on the Effective Date and continue until [*].

15. TERMINATION

15.1 Termination for Breach. At any time after the occurrence of an Event of Default, this Agreement may be terminated at the election of the Non-Defaulting Party, effective as of the date specified in a notice of termination provided to the Defaulting Party. As used herein, “Event of Default” means one or more of the following events: if there should occur a material breach, default or noncompliance by one party (the “Defaulting Party”) of or with any term or condition hereof followed by written notice of such breach, default or noncompliance from the other party (the “Non-Defaulting Party”) and the failure of the Defaulting Party to remedy or correct such breach, default or noncompliance within [*] after receipt of such notice (the “Cure Period”).

15.2 Termination upon [*] Challenge to the Licensed Patents. ParkerVision may terminate this Agreement upon written notice to [*] in the event [*] leads or actively participates in (other than as required by law or court order) any effort to challenge the validity, enforceability or scope of any Licensed Patent. [*] will not be entitled to any refund of any royalties previously paid.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.3 Effect of Termination or Expiration.

15.3.1 Cease Use of Technology and Return Materials. In the event this Agreement expires or is terminated by either party, then all licenses granted to [*] will automatically cease as of the date of termination, provided, however, that:

15.3.1.1. For such time as is reasonably required, as a practical matter, and subject to the payment of royalties under Section 10, [*] shall have the right to Sell off any Licensed Products in inventory, except that [*] shall not have such rights to Sell off any Licensed Products in inventory in the event this Agreement is terminated by ParkerVision under Section 15.1 or 15.2; and

15.3.1.2. Upon termination or expiration of this Agreement and except as otherwise provided herein or otherwise as reasonably required for the performance of either Party's obligations hereunder or use of the license granted hereunder, each party shall return to the other party or destroy all copies of the technology, materials and information provided to it by the other party hereunder, or any portion thereof, in its possession or control.

15.3.2 Payment of Royalties. Upon any expiration or termination becoming effective, [*] will, within [*] thereafter, or otherwise as they become due, pay all royalties and other fees hereunder and interest owed ParkerVision as of the date of such termination or expiration.

15.4 Survival of Certain Provisions. The provisions of Sections 1, 3.1.2, 5, 6.2, 7, 10.4, 11, 12, 13, 16.2, and 17-19 of this Agreement will survive any expiration or termination of this Agreement.

16. WARRANTIES

16.1 Warranties.

16.1.1 Warranties by ParkerVision. ParkerVision hereby represents and warrants to [*] that: (a) it has the full right, power and authority to enter into this Agreement and grant the licenses granted hereunder; (b) this Agreement is a valid and binding obligation of such party; (c) it has obtained and shall maintain throughout the term of this Agreement all necessary licenses, authorizations, approvals and consents to enter into and perform its obligations hereunder in compliance with all applicable laws, rules and regulations; and (d) as of the Effective Date and to its knowledge, the Licensed Technology does not infringe any Intellectual Property Rights of any third party.

16.1.2 Warranties by [*]. [*] hereby represents and warrants to ParkerVision that: (a) it has the full right, power and authority to enter into this Agreement and grant the licenses granted hereunder; (b) this Agreement is a valid and binding obligation of such party; and (c) it has obtained and shall maintain throughout the term of this Agreement all necessary licenses, authorizations, approvals and consents to enter into and perform its obligations hereunder in compliance with all applicable laws, rules and regulations. [*] represents and warrants that [*] shall not act in any manner that would require any ParkerVision Software to be licensed under Open Source License Terms.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

16.2 Disclaimer of Other Warranties. EXCEPT AS SET FORTH IN SECTION 16.1, NEITHER PARTY MAKES ANY WARRANTIES TO THE OTHER, EITHER EXPRESS, IMPLIED OR STATUTORY, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. Nothing contained in this Agreement shall be construed as (i) a warranty or representation by ParkerVision as to the validity and/or scope of any Licensed Patent; (ii) imposing upon ParkerVision any obligation to institute any suit or action for infringement of any Licensed Patent; or (iii) imposing on ParkerVision any obligation to file any patent application or to secure any patent or maintain any patent in force.

17. INDEMNIFICATION

17.1 ParkerVision Obligations.

17.1.1 Intellectual Property Indemnity. Subject to prompt, written notification by [*], cooperation by [*] and control of all litigation and/or settlement by ParkerVision, ParkerVision shall defend [*] from and against any third party claims brought against [*] alleging that any ParkerVision RF Communications Technology incorporated into Licensed Products or otherwise used by [*] in accordance with the terms hereof infringes or misappropriates any patent, copyright or trade secret of any third party. [*] agrees to notify ParkerVision promptly of any matters in respect to which the foregoing indemnity in this Section 17.1.1 may apply. If notified in writing of any action or claim for which ParkerVision is to provide the foregoing indemnity, [*]. Notwithstanding the foregoing, ParkerVision shall obtain [*]’s advance written consent, which shall not be unreasonably withheld or delayed, if [*] is required to incur or admit liability as a result of such settlement by ParkerVision.

17.1.2 Remedy in the Event of Prohibition of Use. If a preliminary or final judgment is, or is reasonably likely to be, entered against [*]’s use, sale, lease or distribution of a Licensed Product that incorporates any ParkerVision RF Communications Technology, due to infringement of any third party patents, copyrights or trade secrets by the ParkerVision RF Communications Technology, or if ParkerVision reasonably believes that the ParkerVision RF Communications Technology may be found to infringe any third party patents, copyrights or trade secrets, then ParkerVision shall, at its sole discretion and expense, either (a) modify the ParkerVision RF Communications Technology so that such technology becomes noninfringing, (b) substitute the ParkerVision RF Communications Technology with other non-infringing technology with materially the same functionality (or better) as the infringing ParkerVision RF Communications Technology or parts or (c) obtain a license to permit [*] to exercise the rights granted hereunder; provided, however, that in the event that ParkerVision is unable after [*] to accomplish either (a), (b) or (c), then [*] agrees to cease any and all use, sale, lease and distribution of any Licensed Product that incorporates such ParkerVision RF Communications Technology within [*] of receipt of notice from ParkerVision or such earlier time as may be required to comply with a court order.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

17.2 Limitation of Indemnification Liability. In no event shall ParkerVision be liable under Section 17.1 for any infringement or misappropriation: (i) by any product or technology not provided and licensed by ParkerVision hereunder; or (ii) arising from a combination with, addition to, or modification of the ParkerVision RF Communications Technology by anyone other than ParkerVision.

17.3 Sole Remedy. THIS SECTION 17 STATES THE SOLE AND EXCLUSIVE LIABILITY OF THE PARTIES FOR INFRINGEMENT OR ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES FOR ANY PRODUCT OR TECHNOLOGY PROVIDED HEREUNDER, AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD THERETO, INCLUDING BUT NOT LIMITED TO THE WARRANTY AGAINST INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.

18. LIMITATION OF LIABILITY

18.1 Consequential Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (EXCEPT TO THE EXTENT THAT SUCH LOST PROFITS OR SUCH DAMAGES CONSTITUTE THE MEASURE OF DIRECT DAMAGES UNDER THE RELEVANT INTELLECTUAL PROPERTY LAWS, EXCEPT FOR A BREACH OF EITHER PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 12 OF THIS AGREEMENT, AND EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES UNDER SECTION 17), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT. THIS LIMITATION WILL APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

18.2 Damages Cap. IN NO EVENT WILL EITHER PARTY’S LIABILITY ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT (INCLUDING WITHOUT LIMITATION ANY DAMAGES, SETTLEMENT OR LICENSE FEES OWED BY PARKERVISION UNDER SECTION 17 OF THIS AGREEMENT) EXCEED [*]. HOWEVER, THE FOREGOING LIMITATION OF LIABILITY IN THIS SECTION 18.2 SHALL NOT APPLY WITH RESPECT TO (i) EITHER PARTY’S BREACH, OR EXCEEDING THE SCOPE, OF THE LICENSE RIGHTS GRANTED TO SUCH PARTY UNDER SECTIONS 3.1.1, 6 OR Error! Reference source not found. OF THIS AGREEMENT, AND (ii) EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 12 OF THIS AGREEMENT.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

19. GENERAL PROVISIONS

19.1 Assignment. This Agreement may not be assigned in whole or in part by either party without the written consent of the other, which consent will not be unreasonably withheld, except that [*] or ParkerVision may assign this Agreement in connection with a merger, reorganization, change of control or sale of all or substantially all of its assets or business to which this Agreement relates.

19.2 Notice.

19.2.1 Unless otherwise changed by notice in writing from [*] to ParkerVision, ParkerVision shall serve notice upon [*] as follows:

[*]

Unless otherwise changed by notice in writing from ParkerVision to [*], [*] shall serve notice upon ParkerVision as follows:

CEO
ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256

With copy to:

CFO
ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256

19.2.2 Notice shall be by regular or priority mail, recognized commercial overnight courier, hand delivery, facsimile transmission or electronic mail with proof of receipt, and shall be effective as of the date received.

19.3 Severability. If any paragraph or provision of this Agreement shall be deemed void or invalid as a matter of law, the remaining paragraphs or provisions of this Agreement shall nevertheless remain in full force and effect.

19.4 No Joint Venture, etc. Nothing herein shall be deemed to constitute ParkerVision and [*] as partners, joint venturers or otherwise associated in or with the business of the other. Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party. Neither party is authorized to incur any debts or other obligations of any kind on the part of or as agent for the other except as may be specifically authorized in writing.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

19.5 Waiver. No relaxation, forbearance, delay or negligence by any party hereto in enforcing any of the terms and conditions of this Agreement, or the granting of time by any party to another, shall operate as a waiver or prejudice, affect or restrict the rights, powers or remedies of any party hereto.

19.6 Complete Agreement. This Agreement and the Exhibits attached hereto represent the full and complete agreement and understanding of the parties hereto with respect to the subject matter hereof. Any amendment thereof must be in writing and executed by the parties hereto.

19.7 Governing Law. All questions of law, rights, and remedies regarding any act, event or occurrence undertaken prior to or pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of [*], without regard to or application of choice of law rules or principles, and the United States. The parties agree that all proceedings, disputes and claims concerning the interpretation or the performance of this Agreement, including questions involving its existence, validity and duration shall be subject to the exclusive jurisdiction of federal courts in the State of [*], and the parties voluntarily subject themselves to the jurisdiction of such courts.

19.8 Compliance with Export Control Laws.  Each party agrees to comply with all applicable export and reexport control laws and regulations, including the Export Administration Regulations (“EAR”) maintained by the United States Department of Commerce.  Specifically, each party covenants that it shall not - directly or indirectly - sell, export, reexport, transfer, divert, or otherwise dispose of any software, source code, or technology (including products derived from or based on such technology) received from the other party under this Agreement to any country (or any individual national thereof) subject to antiterrorism controls or U.S. embargo, or to any other person, entity, or destination prohibited by the laws or regulations of the United States, without obtaining prior authorization from the competent government authorities as required by those laws and regulations.

19.9 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which will be considered an original and all of which together will constitute one agreement. This Agreement may be executed by the attachment of signature pages which have been previously executed.

19.10  Remedies Cumulative. Except as expressly provided herein, all rights and remedies enumerated in this Agreement will be cumulative and none will exclude any other right or remedy permitted herein or by law or in equity.

19.11  Headings. The headings contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

19.12 Force Majeure. No party shall be responsible or liable to another party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts or occurrences beyond the reasonable control of the nonperforming or delayed party, including but not limited to, acts of God, acts of government, wars, riots, strikes or other labor disputes, fires and floods, provided the nonperforming or delayed party provides to the other party written notice of the existence and the reason for such nonperformance or delay. Notwithstanding the foregoing, the other party may terminate this agreement if such nonperformance or delay extends for a period greater than ninety (90) days.

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives as set forth below:

[*]	ParkerVision, Inc.

Signature: /s/	Signature: /s/ Jeffrey Parker

Printed Name: [*]	Printed Name: Jeffrey Parker

Title: [*]	Title: Chief Executive Officer